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                                   EXHIBIT 21


                      POLLUTION RESEARCH AND CONTROL CORP.
                                 SUBSIDIARY LIST




Logan Medical Devices Inc.
506 Paula Avenue
Glendale, Ca 91201

Logan Research Limited
Unit B2, Spectrum Business Center
Anthony's Way
Rochester, Kent ME2 4Np  ENGLAND

Nutek Incorporated
225 Brent Lane
Pensacola, Florida 32503

Dasibi Environmental Corp.
506 Paula Avenue
Glendale, California 91201

Dasibi - Southwest
506 Paula Avenue
Glendale, California 91201

Pacific Region Commerce
506 Paula Avenue
Glendale, California 91201